UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

@Road, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.6
EXHIBIT 10.48
EXHIBIT 10.49
EXHIBIT 99.1

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, @Road, Inc. (“@Road”) entered into an employment agreement (the “Employment Agreement”) with Martin Knestrick pursuant to which Mr. Knestrick would become the Managing Director, Europe of @Road upon the consummation of the acquisition (the “Acquisition”) of Vidus Limited, a company registered in England and Wales (“Vidus”) by @Road pursuant to an Acquisition Agreement dated as of December 15, 2004 (the “Acquisition Agreement”), and provides for a term of employment of eighteen months (the “Term”). In addition, the Employment Agreement provides for an annual base salary of $200,000, bonuses to be paid upon the achievement of certain performance milestones, participation by Mr. Knestrick in the benefit programs generally made available to @Road employees and eligibility for certain option grants under @Road’s stock option plan. Termination of Mr. Knestrick’s employment other than for “cause” or for “good reason” (as each term is defined in the Employment Agreement) will result in Mr. Knestrick receiving a payment equal to Mr. Knestrick’s base salary for the remainder of the Term. Concurrently with the execution of the Employment Agreement, Mr. Knestrick executed a non-competition agreement in favor of @Road which includes non-competition covenants which will last for a period of two years following the consummation of the Acquisition.

The above description is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.48 and is incorporated herein by reference.

In January 2005, the board of directors of @Road adopted a 2005 Stock Option Plan (the “Plan”), effective as of the consummation of the Acquisition, for the purposes of issuing options to purchase @Road Common Stock in the Acquisition to the holders of vested Vidus options in exchange for the surrender of such vested Vidus options in connection with the consummation of the Acquisition. Participants under the Plan include all holders of vested Vidus options who elected to exchange their vested Vidus options for options to purchase @Road Common Stock in the Acquisition, including Mr. Knestrick. Each grant will be determined by reference to the exchange ratio in the Acquisition for one share of Vidus Common Stock and Mr. Knestrick will be granted an option to purchase approximately 30,814 shares of @Road common stock at an exercise price of $2.00 per share pursuant to the Plan as a result of the consummation of the Acquisition.

The above description is qualified in its entirety by the terms of the Plan, a copy of which is attached as Exhibit 10.49 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Acquisition Agreement, on February 18, 2005, @Road acquired all of the issued and outstanding capital stock of Vidus and all vested options to subscribe for Vidus capital stock. In the Acquisition, @Road (A) issued approximately 5,453,854 shares of @Road common stock, par value $0.0001 per share (“@Road Common Stock”), (B) issued options to purchase approximately 146,146 shares of @Road Common Stock, (C) issued 23,251 shares of @Road Series A-1 Redeemable Preferred Stock, $0.001 par value per share (“Series A-1

Preferred Stock”), (D) issued 44,248 shares of @Road Series A-2 Redeemable Preferred Stock, $0.001 par value per share (“Series A-2 Preferred Stock”), (E) issued 4,868 shares of @Road Series B-1 Redeemable Preferred Stock, $0.001 par value per share (“Series B-1 Preferred Stock”), (F) issued 4,868 shares of @Road Series B-2 Redeemable Preferred Stock, $0.001 par value per shares (“Series B-2 Preferred Stock”) and (G) extinguished for cash existing debt of approximately $4.4 million in exchange for all of the outstanding shares of Vidus capital stock and all vested options to subscribe for Vidus capital stock.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2005, @Road filed a Certificate of Designations, Rights and Preferences of Series A-1 and Series A-2 Redeemable Preferred Stock and Series B-1 and B-2 Redeemable Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations was effective as of the time of filing with the Secretary of State of the State of Delaware. The Certificate of Designations was authorized by a vote of the board of directors of @Road pursuant to the power contained in the @Road Second Amended and Restated Certificate of Incorporation, as amended, which permits the board of directors of @Road to authorize one or more series of preferred stock and to fix the powers, designations, preferences and rights of such series. All of the authorized shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock were issued in connection with the completion of the Acquisition.

The holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock will be entitled to receive, prior and in preference to any declaration or payment of any dividend on @Road Common Stock, dividends at the rate of $6.50 per share per annum. Such dividends shall accrue whether earned or declared.

The holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock will be entitled to vote on all matters submitted to a vote of the stockholders of @Road, voting together with the holders of common stock of @Road as one class. Each share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock will be entitled to cast 0.5 votes per share held.

In the event of a liquidation, dissolution or winding up of @Road (as defined in the Certificate of Designations), the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to be paid the following amounts:

•	Holders of Series A-1 Preferred Stock are entitled to an amount per share equal to (i) $100 (subject to applicable adjustments) plus (ii) all declared or accumulated but unpaid dividends on such share (the “Series A-1 Redemption Price”);

•	Holders of Series A-2 Preferred Stock are entitled to an amount per share equal to (i) $100 (subject to applicable adjustments) plus (ii) all declared or accumulated but unpaid dividends on such share (the “Series A-2 Redemption Price”);

•	Holders of Series B-1 Preferred Stock are entitled to an amount per share equal to (i) $100 (subject to applicable adjustments) plus (ii) all declared or accumulated but unpaid dividends plus (iii) in the event that such liquidation, dissolution or winding up occurs after February 18, 2006, the Per Share Top-Up Amount (as defined in the Certificate of Designations), if any (the “Series B-1 Redemption Price”); and

•	Holders of Series B-2 Preferred Stock are entitled to an amount per share equal to (i) $100 (subject to applicable adjustments) plus (ii) all declared or accumulated but unpaid dividends plus (iii) in the event that such liquidation, dissolution or winding up occurs after February 18, 2007, the Per-Share Top-Up Amount, if any (the “Series B-2 Redemption Price”).

None of the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock is convertible into shares of any other security of @Road.

Holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock may redeem such shares of preferred stock as follows:

•	Holders of Series A-1 Preferred Stock may redeem such stock at the Series A-1 Redemption Price at any time after February 18, 2006;

•	Holders of Series A-2 Preferred Stock may redeem such stock at the Series A-2 Redemption Price at any time after February 18, 2007;

•	Holders of Series B-1 Preferred Stock may redeem such stock at the Series B-1 Redemption Price at any time after February 18, 2006; and

•	Holders of Series B-2 Preferred Stock may redeem such stock at the Series B-2 Redemption Price at any time after February 18, 2007.

@Road may redeem all or any portion of the outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock at the applicable redemption price at any time on or after February 18, 2009.

The above description is qualified in its entirety by the terms of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.6 and is incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 22, 2005, @Road issued the attached press release titled “@Road Completed Acquisition of Vidus Limited.” The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this report under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     The Financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

     The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(c) Exhibits.

3.6	Certificate of Designations, Rights and Preferences of Series A-1 and Series A-2 Redeemable Preferred Stock and Series B-1 and Series B-2 Redeemable Preferred Stock.

10.48	Employment Agreement dated as of December 15, 2004 between @Road, Inc. and Martin Knestrick.

10.49	@Road, Inc. 2005 Stock Option Plan.

99.1	Press Release dated February 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: February 22, 2005	By:	/s/ Michael Johnson

Michael Johnson
Chief Financial Officer

Exhibit Index

Exhibits

3.6	Certificate of Designations, Rights and Preferences of Series A-1 and Series A-2 Redeemable Preferred Stock and Series B-1 and Series B-2 Redeemable Preferred Stock.

10.48	Employment Agreement dated as of December 15, 2004 between @Road, Inc. and Martin Knestrick.

10.49	@Road, Inc. 2005 Stock Option Plan.

99.1	Press Release dated February 22, 2005.